UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021 (March 12, 2021)

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

B1, Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 3, 2021, Quotient Limited (the “Company”) was advised by a representative of Credit Suisse that Credit Suisse Asset Management (“CSAM”) has suspended redemptions from two funds managed by CSAM in which the Company had invested an aggregate of approximately $110.35 million. The funds are the Credit Suisse Supply Chain Finance Investment Grade Fund and the Credit Suisse (Lux) Supply Chain Finance Fund. Each fund holds short term credit obligations of various obligors. According to a press release issued by CSAM, redemptions in the funds were suspended because “[a] certain part of the Subfunds’ assets is currently subject to considerable uncertainties with respect to their accurate valuation.” CSAM subsequently began a liquidation of the funds. Pursuant to the liquidation, the Company has already received cash distributions of approximately $57 million, bringing the Company’s cash on hand to approximately $67 million as of March 11, 2021. Based on information provided by Credit Suisse, the Company expects to receive further substantial cash distributions from the funds in the next several weeks. Credit Suisse has advised that the credit assets held by the funds are covered by insurance that potentially will be available to cover losses the funds would incur if any of the obligors on the funds’ credit assets were to default. The Company does not know if the funds will incur losses (net of insurance) on the credit assets held by the funds. The Company believes, and has advised Credit Suisse, that any such losses should be borne by Credit Suisse (and not by the Company or other fund investors).

The Company does not expect these developments will materially affect its operations or its progress toward the planned commercialization of its MosaiQ products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 12, 2021

QUOTIENT LIMITED

By:	/s/ Franz Walt
Name:	Franz Walt
Title:	Chief Executive Officer